UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) — May 23, 2007

Platinum Underwriters Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-31341 (Commission File Number)	98-0416483 (IRS Employer Identification No.)

The Belvedere Building
69 Pitts Bay Road
Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)
(441) 295-7195
(Registrant’s telephone number, including area code)
N/A
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EX-99.1: PRESS RELEASE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c) On May 23, 2007, the Executive Committee of the Board of Directors of Platinum Underwriters Holdings, Ltd. (the “Company”) appointed James A. Krantz to serve as Executive Vice President and Chief Financial Officer of the Company effective June 1, 2007, subject to the approval of the Bermuda Department of Immigration. Mr. Krantz will succeed Joseph F. Fisher, who will be leaving the Company at the expiration of his contract term to pursue other interests. Mr. Krantz, age 47, has over 20 years of experience in the property and casualty insurance industry, and has served as Senior Vice President and Chief Accounting Officer of the Company since August 2006. From March 2003 to August 2006, he served as the Chief Financial Officer of Platinum Underwriters Reinsurance, Inc., a subsidiary of the Company. From January 1999 to November 2001, Mr. Krantz was Vice President—Finance of Underwriters Reinsurance Company (“URC”), and Vice President and Chief Financial Officer of three primary insurance subsidiaries of URC. Mr. Krantz is a certified public accountant and was employed by KPMG LLP for nine years in its insurance practice.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1     Press release dated May 23, 2007

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Platinum Underwriters Holdings, Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM UNDERWRITERS HOLDINGS, LTD.
By:	/s/ Michael E. Lombardozzi
Michael E. Lombardozzi
Executive Vice President, General Counsel and Chief Administrative Officer

Date: May 23, 2007

3

Exhibit Index

Exhibit
Number	Description
Exhibit 99.1	Press release dated May 23, 2007